                                                                     EXHIBIT 4.1


                        Centennial Communications Corp.


                 40,000 Units, Each Unit Consisting of $1,000
              Principal Amount at Maturity of 14% Senior Discount
                  Notes due 2005 and One Warrant to Purchase
                           64 Shares of Common Stock


                              PURCHASE AGREEMENT
                              ------------------



                                                                January 12, 1998
                                                              New York, New York


Salomon Brothers Inc
Prudential Securities Incorporated


c/o  Salomon Brothers Inc
     388 Greenwich Street
     New York, New York 10013


Ladies and Gentlemen:

     Centennial Communications Corp., a Delaware corporation (the "Company"),
                                                                -------
proposes, upon the terms and conditions set forth herein, to issue and sell to Salomon Brothers Inc and Prudential Securities Incorporated, as the initial purchasers (collectively, the "Initial Purchasers"), 40,000 Units (the "Initial
                               ------------------                       -------
Units"), each Unit consisting of $1,000 principal amount at maturity of 14%
-----
Series A Senior Discount Notes due 2005 (each, an "Initial Series A Note" and
                                                   ---------------------
collectively, the "Initial Series A Notes") of the Company and one Warrant
                   ----------------------
(each, an "Initial Warrant" and collectively, the "Initial Warrants") to
           ---------------                         ----------------
purchase 64 shares (the "Initial Warrant Shares") of common stock, par value
                         ----------------------
$0.01 per share, of the Company (the "Common Stock").  The Company also proposes
                                      ------------
to issue and sell to the Initial Purchasers not more than 20,000 additional Units (the "Additional Units") consisting of $1,000 principal amount at maturity
            ----------------
of 14% Series A Senior Discount Notes due 2005 (each, an "Additional Series A
                                                          -------------------
Note" and collectively, the "Additional Series A Notes") of the Company and one
----                         -------------------------
Warrant (each, an "Additional Warrant" and collectively, the "Additional
                   ------------------                         ----------
Warrants") to purchase 64 shares (the "Additional Warrant Shares") of Common
--------                               -------------------------
Stock of the Company, if requested by the Initial Purchasers as provided in
Section 3 hereof. The Warrants (as defined below) are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement"), to be dated as of the Closing
                          -----------------
Date (as defined below), between the Company and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"). The Indenture (as defined
                                -------------
below) will provide that in the event that the Company does not consummate a Qualified Public Offering (as defined in the Indenture) of its Qualified Capital Stock (as defined in the Indenture) on or prior to January 1, 2001, the Company will be obligated to issue warrants (the "Contingent Warrants") to the holders
                                          -------------------
of Notes exercisable for 7.5% of the Common Stock of the Company (the "Contingent Warrant Shares") on a fully diluted basis as of the date of such
 -------------------------
issuance after giving effect to the issuance of such Contingent Warrants; provided that if the Company consummates a public or private offering or offerings of its Qualified Capital Stock resulting in aggregate gross proceeds of at least $25 million, the Company shall have until June 30, 2002 to
consummate a Qualified Public Offering.   The Initial Units and the Additional
Units, the Initial Series A Notes and the Additional Series A Notes, the Initial Warrants, the Additional Warrants and the Contingent Warrants, and the Initial Warrant Shares, the Additional Warrants Shares and the Contingent Warrant Shares, are referred to herein as the "Units," the "Series A Notes," the
                                       -----        --------------
"Warrants" and the "Warrant
 --------           -------

Shares," respectively. The Series A Notes are to be issued pursuant to the
------
provisions of an indenture (the "Indenture"), to be dated as of the Closing
                                 ---------
Date, between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below)
      -------
issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be secured, pursuant to a pledge agreement (the "Pledge
 ------                                                                  ------
Agreement") between the Company and State Street Bank and Trust Company (in such
---------
capacity, the "Collateral Agent"), by a first priority security interest in (i)
               ----------------
100% of the Capital Stock of SMR Direct USA, Inc. ("USA") and all future
                                                    ---
domestic direct Restricted Subsidiaries and (ii) 100% of the Capital Stock (other than Excluded Stock (as defined in the Indenture)) of each of SMR Direct Cayman Corp. and Centennial Cayman Corp. (together, the "Cayman Entities") and
                                                         ---------------
100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company. As used herein, the term "Securities" shall mean, collectively, the Units, the Notes, the Warrants and
 ----------
the Warrant Shares.

     Simultaneously with the offering of the Initial Units, the Company is issuing (the "Convertible Note Offering") $10 million in aggregate principal
              -------------------------
amount of its 9% Convertible Subordinated Notes due 2006 (the "Convertible
                                                               -----------
Notes"). The Convertible Notes are to be issued pursuant to the provisions of a
-----
purchase agreement (the "Convertible Note Purchase Agreement"), dated the date
                         -----------------------------------
hereof, between the Company and Merrill Lynch Global Allocation Fund, Inc. ("Merrill Lynch"). The Convertible Notes will be secured pursuant to the Pledge
  -------------
Agreement. Holders of the Convertible Notes will have the registration rights set forth in the Registration Agreement (as defined below), to be dated as of the Closing Date.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or in the Offering Memorandum.

     The Company wishes to confirm as follows its agreement with the Initial Purchasers in connection with the purchase and resale of the Units.

     1. Preliminary Offering Memorandum and Offering Memorandum. The Units will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering
      --------------
memorandum, dated October 30, 1997 (the "Preliminary Offering Memorandum"), and
                                         -------------------------------
a final offering memorandum, dated January 12, 1998 (the "Offering Memorandum"),
                                                          -------------------
setting forth information regarding the Company and the Units. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Units by the Initial Purchasers. The Company has also prepared a status report, dated October 24, 1997, (the "Status Report") setting forth information as to
                              -------------
the status of the Company's pending letters of intent and current auctions.


     The Company understands that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Units purchased by the Initial
                --------------
Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be
  ----
amended from time to time ("Rule 144A"), in transactions under Rule 144A (each
                            ---------
such person, an "Eligible Purchaser").
                 ------------------

     It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THIS [NOTE/WARRANT/WARRANT SHARE] (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS [NOTE/WARRANT/WARRANT SHARE] IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS [NOTE/WARRANT/WARRANT SHARE], RESELL OR OTHERWISE TRANSFER THIS [NOTE/WARRANT/WARRANT SHARE] EXCEPT TO (A) THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (E) TO AN IAI, THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE [TRUSTEE/WARRANT AGENT/TRANSFER AGENT AND REGISTRAR] A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS [NOTE/WARRANT/WARRANT SHARE] (THE FORM OF WHICH CAN BE OBTAINED FROM THE [TRUSTEE/WARRANT AGENT/TRANSFER AGENT AND REGISTRAR]) AND, IF SUCH TRANSFER IS IN RESPECT OF [A PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000/WARRANTS/WARRANT SHARES], AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS [NOTE/WARRANT/WARRANT SHARE] OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN,

     THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE [INDENTURE/WARRANT AGREEMENT] CONTAINS A PROVISION REQUIRING THE [TRUSTEE/WARRANT AGENT/TRANSFER AGENT AND REGISTRAR] TO REFUSE TO REGISTER ANY TRANSFER OF THIS [NOTE/WARRANT/WARRANT SHARE] IN VIOLATION OF THE FOREGOING."

     It is also understood and acknowledged that holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the notes registration rights agreement (the "Notes Registration Rights
                                                 -------------------------
Agreement"), to be dated the Closing Date, in the form of Exhibit A attached
---------
hereto, for so long as such Series A Notes constitute "Transfer Restricted
                                                       -------------------
Securities" (as defined in the Notes Registration Rights Agreement).  Pursuant
----------
to the Notes Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the
                                             ----------
circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the
                     -------------------------------------
Company's 14% Series B Senior Discount Notes due 2005 (the "Series B Notes") to
                                                            --------------
be offered in exchange for the Series A Notes (the "Registered Exchange Offer")
                                                    -------------------------
and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and,
                                        ----------------------------
together with the Exchange Offer Registration Statement, the "Registration
                                                              ------------
Statements") relating to the resale by certain holders of the Series A Notes,
----------
and to use its best efforts to cause such registration statements to be declared and remain effective and usable for the periods specified in the Notes Registration Rights Agreement and to consummate the Registered Exchange Offer. Holders of the Convertible Notes will have the registration rights set forth in the Third Amended and Restated Registration Agreement (the "Registration
                                                            ------------
Agreement"), to be dated the Closing Date, among the Company, the Initial
---------
Purchasers and the investors listed thereto. This Agreement, the Indenture, the Warrant Agreement, the Pledge Agreement, the Notes Registration Rights Agreement, the Registration Agreement and the Securities are hereinafter referred to collectively as the "Operative Documents."
                                 -------------------

     2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Units set forth opposite the name of such Initial Purchaser in
Schedule I hereto at a purchase price of $511.03 per Unit; plus in the case of Additional Units, if any, any applicable accretion on the Series A Notes from the date hereof; provided, however, that neither of the Initial Purchasers shall
                 --------  -------
have any obligation to take or pay for any Units, Notes or Warrants to the extent that any person to whom it intends to effect an Exempt Resale fails to or refuses to purchase on the Closing Date or the Option Closing Date (as defined) the Units which such person was to purchase pursuant to the terms of such agreed upon Exempt Resale.

     (b) Each of the Initial Purchasers hereby represents and warrants to the Company that it will offer the Units for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser (i) is either a QIB or an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act (an "Accredited Institution"), in either case, with
                                  ----------------------
such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units; (ii) is not acquiring the Units with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (iii) in connection with the Exempt Resales, will solicit offers to buy the Units only from, and will offer to sell the Units only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; (iv) will offer to sell the Units only to, and will solicit offers to buy the Units only from, persons who in purchasing such Units will be deemed to have represented and agreed (A) that they are purchasing the Units for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (B) that the Securities will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (1)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144 under the Securities Act, (III) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (IV) to an Accredited Institution that prior to such transfer, furnishes to [the Trustee, Warrant Agent or Transfer Agent and Register], a signed letter containing representations and agreements relating to the restrictions on transfer of the [Notes, Warrants or Warrant Shares] (the form of which letter can be obtained from the [Trustee, Warrant Agent or the Transfer Agent and Register]) and, if such transfer is in respect of [a principal amount of Notes at the time of transfer of less than $100,000/Warrants/Warrant Shares], an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (2) to the Company or any of its subsidiaries or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above, and (v) will not offer or sell the Units, nor has it offered or sold the Units by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D (as defined below) including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Units.

     The Initial Purchasers have advised the Company that they will offer the Units to Eligible Purchasers at a price initially equal to $511.03 per Unit, with respect to the Initial Units and at a price equal to the Accreted Value of the Series A Notes on the date of purchase by the Eligible Purchasers with respect to the Additional Units. Such prices may be changed by the Initial Purchasers at any time without prior notice to the Company. The Initial Purchasers will, as promptly as practicable, notify the Company of any changes in such prices.

     Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(f) and 7(k) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

     3. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Initial Units shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at 10:00 A.M., New York City time, on January 15, 1998 (the "Closing Date").
                                          ------------

     On the basis of the representations, warranties and agreements herein contained, but subject to the conditions set forth herein, the Company agrees to issue and sell up to 20,000 Additional Units to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, shall have the right to purchase up to 20,000 Additional Units, at the purchase price specified in Section 2(a) hereof. The Initial Purchasers may exercise its right to purchase Additional Units in whole or in part from time to time by giving written notice thereof to the Company on or prior to February 13, 1998. Such notice shall specify the aggregate principal amount at maturity of Additional Units to be purchased pursuant to such exercise and the date for payment and delivery thereof (the "Option Closing Date"). The
                                                    -------------------
Option Closing Date specified in such notice shall be a business day (a) no later than February 24, 1998, (b) no later than ten business days after such notice has been given and (c) no earlier than two business days after such notice has been given. Delivery to the Initial Purchasers of and payment for the Additional Units shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at 10:00 A.M., on the date specified in the applicable exercise notice given pursuant to this paragraph. The place of closing for the Initial Units and the Additional Units, and the Closing Date and the Option Closing Date, may be varied by agreement between the Initial Purchasers and the Company.

     The Units will be delivered to the Initial Purchasers against payment of the purchase price therefor in immediately available funds. Payment of the purchase price for the Initial Units and the Additional Units shall be placed in an escrow account by the Company and released in accordance with the terms of the escrow agreement, dated the Closing Date (the "Escrow Agreement") between
                                                   ----------------
the Company and Morgan Stanley, Dean Witter, Discover & Co., as escrow agent (the "Escrow Agent"). The Units will be evidenced by one or more global
      ------------
securities in definitive form and will be registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"). The Units to be delivered to
                                             ---
the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as applicable.

     4. Agreements of the Company. The Company represents to and agrees with each Initial Purchaser as follows:

     (a) The Company will advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 4(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 4(d) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised. During the period referred to in
Section 4(d) below, the Company shall promptly prepare upon the Initial Purchasers' reasonable request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that the Initial Purchasers believe necessary or advisable in connection with Exempt Resales.

     (c) The Company will furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request, on or prior to 12:00 (noon) within two business days following the date of this Agreement. Prior to the execution and delivery of this Agreement, the Company shall have delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use made by the Initial Purchasers in connection with the Exempt Resales of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto.

        (d) If, after the date hereof during such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required to be delivered in connection with Exempt Resales by the Initial Purchasers, any event shall occur that in the opinion of counsel for the Initial Purchaser should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, statute, rule or regulation the Company will forthwith prepare an appropriate supplement or amendment thereto of such document, and will expeditiously furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

        (e) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualification in effect so long as required for Exempt Resales and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

        (f) So long as any of the Securities are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with any stock exchange or securities regulatory body and (ii) from time to time, such other information concerning the Company as the Initial Purchasers may reasonably request.

        (g) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (other than by notice given by the Initial Purchasers terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

        (h) The Company will apply the net proceeds from the sale of the Units to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

        (i) Except as stated in this Agreement and in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any Subsidiary (as defined below) has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units. Except as permitted by the Securities Act, the Company will not distribute any offering material in connection with the Exempt Resales.

        (j) The Company will use its best efforts to permit the Units, the Series A Notes, the Warrants and the Warrant Shares to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market
                                                            ------
securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Securities to be eligible for clearance and settlement through DTC.

        (k) From and after the later of the Closing Date or the Option Closing Date, so long as any of the Securities are outstanding and are "restricted securities" within the meaning of the Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the
                                                         ------------
Company will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resale of the Securities.

        (l) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of any of the Securities.

        (m) The Company agrees to pay Salomon Brothers Inc, on behalf of the Initial Purchasers, $350,000 on the Closing Date, by certified check or wire transfer of immediately available funds, representing fees for advisory services rendered to the Company in connection with the Convertible Note Offering.

        (n) The Company agrees to comply with all the terms and conditions of the Notes Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

        (o) The Company agrees to cause the Registered Exchange Offer, if available, to be made in the appropriate form, as contemplated by the Notes Registration Rights Agreement, to permit registration of the Series B Notes to be offered in exchange for the Series A Notes, and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

        (p) The Company agrees that prior to any registration of the Notes pursuant to the Notes Registration Rights Agreement, or at such earlier time as may occur, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and any necessary supplemental indentures will be entered into in connection therewith.

        (q) The Company will not voluntarily claim, and will resist actively all attempts by third parties on behalf of the Company to claim, the benefit of any usury laws against holders of the Notes.

        (r) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Initial Units or the Additional Units, as the case may be.

        5. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchasers that:

        (a) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated by any governmental authority or agency.

        (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date and the Option Closing Date, if any, did not and any supplement or amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) The transactions described in the Status Report, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Status Report made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

        (d) The Company has full corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents and to issue, sell and deliver the Units pursuant to this Agreement.

        (e) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery hereof by the Initial Purchasers), subject to the qualification that the enforceability of the Company's obligations hereunder (including, without limitation, the provisions contained in Section 6 hereof) may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity.

        (f) On or prior to the Closing Date, the Indenture will be duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been validly executed and delivered by the Company, the Indenture will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. No qualification of the Indenture under the TIA is required in connection with the offer and sale of the Units contemplated hereby or in connection with the Exempt Resales. On the Closing Date and the Option Closing Date, if any, the Indenture will conform in all material respects to the requirements of the TIA and the rules and regulations of the Commission applicable to an Indenture which is qualified thereunder.

        (g) On or prior to the Closing Date, the Units will be duly authorized by the Company and (i) on the Closing Date, the Initial Series A Notes will have been validly executed and delivered by the Company and (ii) on the Option Closing Date, the Additional Units, if any, will have been validly executed and delivered by the Company. When the Series A Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and upon delivery to the Initial Purchasers of the Initial Units or the Additional Units, as the case may be, against payment therefor in accordance with the terms hereof, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. On the Closing Date and the Option Closing Date, if any, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

        (h) On or prior to the Closing Date, the Series B Notes will be duly authorized by the Company and when duly issued and authenticated in accordance with the terms of the Indenture and the Registered Exchange Offer, the Series B Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity.

        (i) On or prior to the Closing Date, the Notes Registration Rights Agreement will be duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes Registration Rights Agreement has been validly executed and delivered by the Company, the Notes Registration Rights Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Notes Registration Rights Agreement by the Initial Purchasers), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. On the Closing Date and the Option Closing Date, if any, the Notes Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

        (j) On or prior to the Closing Date, the Pledge Agreement will be duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Pledge Agreement has been validly executed and delivered by the Company, the Pledge Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Pledge Agreement by the Collateral Agent), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. The Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral (as defined in the Pledge Agreement) in favor of the Collateral Agent, on behalf of and for the benefit of the holders of the Notes. On the Closing Date and the Option Closing Date, if any, the Pledge Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

        (k) On or prior to the Closing Date, the Escrow Agreement will be duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Escrow Agreement has been validly executed and delivered by the Company, the Escrow

Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Escrow Agreement by the Escrow Agent), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. On the Closing Date and the Option Closing Date, if any, the Escrow Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

        (l) On or prior to the Closing Date, the Warrant Agreement will be duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Warrant Agreement has been validly executed and delivered, the Warrant Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. On the Closing Date and the Option Closing Date, if any, the Warrant Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

        (m) On or prior to the Closing Date, the Warrants will be duly authorized by the Company and (i) on the Closing Date, the Initial Warrants will have been validly executed and delivered by the Company, (ii) on the Option Closing Date, if any, the Additional Warrants will have been validly executed and delivered by the Company and (iii) on the date of issuance of the Contingent Warrants, if any, the Contingent Warrants will have been validly executed and delivered by the Company. When the Warrants have been validly issued, executed and countersigned in accordance with the terms of the Warrant Agreement and (A) upon delivery to the Initial Purchasers of the Initial Warrants or the Additional Warrants, as the case may be, against payment therefor in accordance with the terms hereof and (B) upon delivery to the Holders of the Notes of the Contingent Warrants pursuant to the Indenture, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent), subject to qualification that the enforceability of the Company's obligation thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. On the Closing Date, the Option Closing Date, if any, and the date, if any, of the issuance of the Contingent Warrants, the Warrants will conform as to legal matters to the description thereof contained in the Offering Memorandum.

        (n) On or prior to the Closing Date, the Company will duly authorize and reserve for issuance the Warrant Shares to be issued upon the exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the exercise price as provided in the Warrant Agreement, the Warrant Shares (i) will have been validly issued and will be fully paid and non assessable, and the issuance of the Warrant Shares will not be subject to any preemptive rights which have not been waived prior to the Closing Date and (ii) will conform as to legal matters to the description thereof in the Offering Memorandum.

        (o) (i) The Initial Warrants, when issued and sold, will represent the right to acquire upon exercise initially not less than 7.5% of the Common Stock of the Company on a fully diluted basis as of the Closing Date and (ii) the Additional Warrants, if all are issued and sold, will represent the right to acquire upon exercise not less than 3.75% of the Common Stock of the Company on a fully diluted basis as of the Closing Date (fully diluted to be calculated in each case by giving effect to the maximum number of shares of Common Stock of the Company deliverable upon exercise, conversion or exchange of all shares of preferred stock, warrants, stock options and restricted stock outstanding as of the Closing Date or the Option Closing Date, as applicable, including, without limitation, the Warrants.

        (p) On or prior to the Closing Date, the Registration Agreement will be duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Registration Agreement has been validly executed and delivered by the Company, the Registration Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Registration Agreement by Merrill Lynch, the Initial Purchasers and the investors listed thereto), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity. On the Closing Date and the Option Closing Date, if any, the Registration Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

        (q) Simultaneously with the closing of the purchase and sale of the Units and the Convertible Notes, (i) the aggregate outstanding principal amount of the Company's 12% Senior Secured Convertible Notes due 2002 (the "Senior
                                                                     ------
Notes") and all accrued and unpaid interest thereon will be converted (the
-----
"Senior Note Conversion") into shares of the Company's Series C Preferred (as
 ----------------------
defined below) and (ii) the pledge of the shares of Capital Stock of each of the Cayman Entities securing the Senior Notes will have been released (the "Senior
                                                                        ------
Note Release").
------------

        (r) The Convertible Note Purchase Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Convertible Note Purchase Agreement by Merrill Lynch), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity.

        (s) On or prior to the Closing Date, the Convertible Notes will be duly authorized by the Company and on the Closing Date, the Convertible Notes will have been validly executed and delivered by the Company. When the Convertible Notes have been validly issued, executed and authenticated in accordance with the terms of the Convertible Note Purchase Agreement and upon delivery to Merrill Lynch of the Convertible Notes against payment therefor in accordance with the terms of the Convertible Note Purchase Agreement, the Convertible Notes will be entitled to the benefits of the Convertible Note Purchase Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Convertible Note Purchase Agreement by Merrill Lynch), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity.

        (t) All the shares of capital stock of the Company outstanding prior to the issuance of the Units have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights except as set forth in the Preliminary Offering Memorandum and the Offering Memorandum; the authorized capital stock of the Company conforms as to legal matters to the description thereof under the caption "Description of Capital Stock" in the Offering Memorandum.

        (u) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").
                                  -----------------------

        (v) The entities listed on Schedule II are the only subsidiaries, direct or indirect, of the Company (the "Subsidiaries") as of the Closing Date. Each Subsidiary is a corporation duly organized, validly existing and in good standing (to the extent such legal principle is applicable) in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing (to the extent such legal principle is applicable) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, directly or indirectly through one or more of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance. Except as set forth in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options calls, convertible securities, commitments of sale, liens, security interests or encumbrances related to or entitling any person (other than the Company or its Subsidiaries) to purchase or otherwise to acquire any shares of capital stock of, or ownership interest in, any of the Subsidiaries.

        (w) Except as described under the caption "Litigation" in the Offering Memorandum, there are no legal or governmental proceedings, domestic or foreign, pending or, to the knowledge of the Company, threatened or contemplated, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, might result, individually or in the aggregate, in a Material Adverse Effect or materially affect the issuance of any of the Securities or the consummation of the transactions contemplated by the Operative Documents. Neither the Company nor any of the Subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

        (x) Neither the Company nor any of the Subsidiaries is or, immediately after giving effect to the transactions contemplated by this Agreement and the Senior Note Conversion, will be (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except as set forth in the Preliminary Offering Memorandum and the Offering Memorandum and except where any such violation or violations would not have, individually or in the aggregate, a Material Adverse Effect or
(iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, in each case, which have not been waived or cured prior to the date of this Closing Date.

        (y)  None of (i) the issuance, offer, sale or delivery of the Units,
(ii) the execution, delivery or performance of this Agreement or the other Operative Documents, or (iii) the consummation by the Company of the transactions contemplated hereby or thereby, (1) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, (2) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries, (3) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound except as set forth in the Preliminary Offering Memorandum and the Offering Memorandum and except for such conflicts which will be waived or consented to by the stockholders of the Company prior to the Closing Date, (4) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties or result in revocation or termination of any Permits (as defined below) held by the Company or any of the Subsidiaries or (5) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

        (z) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

        (aa) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum, present fairly the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and meet the requirements of Regulation S-X under the Securities Act for registration statements on Form S-1; and the other financial and statistical information and data set forth in the Offering Memorandum is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

        (bb) Except as disclosed in, or specifically contemplated by, the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

        (cc) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except for the liens of E.F. Johnson Company,

Boston Financial & Equity Corporation, Maxon America, Inc. and other equipment suppliers in respect of leased equipment, the liens pursuant to the terms of the FCC Debt (as described in the Offering Memorandum) and except such as are described in the Offering Memorandum and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

        (dd) Except as permitted by the Securities Act, neither the Company nor any of the Subsidiaries have distributed and, prior to the later to occur of the Closing Date, the Option Closing Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Offering Memorandum and the Offering Memorandum.

        (ee) Each of the Company and the Subsidiaries have such permits, licenses, franchises and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have any such Permits would not have, individually or in the aggregate, a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in, all their respective obligations with respect to the Permits, and no event has occurred which allows, after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have individually or in the aggregate, a Material Adverse Effect; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

        (ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (gg) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, except to the extent that the violation of such law, rule or regulation would not have, individually or in the aggregate, a Material Adverse Effect.

        (hh) Except for the Company's 1996 federal and Colorado state income tax return, in respect of which an extension has been filed, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have, individually or in the aggregate, a Material Adverse Effect.

        (ii) No holder of any security of the Company or any of the Subsidiaries has any right to request or demand registration of shares of Common Stock or any other security of the Company or any of the Subsidiaries because of the consummation of the transactions contemplated by this Agreement, the Notes Registration Rights Agreement or the Registration Agreement. Except as described in the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

        (jj) The Company is not and, after giving effect to the sale of the Units and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (kk) When the Units, Series A Notes and Warrants are issued and delivered pursuant to this Agreement, no Unit, Series A Note or Warrant will be of the same class (within the meaning of Rule 144A(d)(3) under the Securities
Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

        (ll) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has
               ------------
directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Units in a manner that would require the registration of the Units, the Series A Notes or the Warrants under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Units.

        (mm) Assuming (i) that the representations and warranties in Section 2 hereof are true, (ii) the Initial Purchasers comply with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchasers offer, sell or deliver the Units is a QIB, the purchase and sale of the Units pursuant hereto (including the Initial Purchasers' proposed offering of the Units on the terms and in the manner set forth in the Offering Memorandum and
Section 2 hereof) is exempt from the registration requirements of the Securities Act.

        (nn) The execution and delivery of this Agreement and the other Operative Documents and the sale of the Units to the Initial Purchasers or by the Initial Purchasers to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act, as amended, or the rules and regulations promulgated thereunder ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended,
  -----
including the regulations and published interpretations thereunder (the "Code").
                                                                         ----
The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption entitled "Notice to Investors."

        (oo) The Company and USA are in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or USA would have any liability; neither the Company nor USA has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401 (a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (pp) None of the Company, USA or, to the knowledge of the Company, any of its Subsidiaries have violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which could reasonably be expected to have,
               ------------------
individually or in the aggregate, a Material Adverse Effect.

        (qq) There is no alleged liability, or to the knowledge of the Company, potential liability, (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined herein) at any location, owned or operated by the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) any violation or alleged violation of any Environmental Law. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the
      ------------------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance regulated under or within the meaning of any other Environmental Law.

        (rr) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Units, the application of the proceeds from the issuance and sale of the Units and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

        (ss) Each of the Preliminary Offering Memorandum and the Offering Memorandum as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

        6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b) If any action, suit or proceeding shall be brought against the Initial Purchasers or any person controlling the Initial Purchasers in respect of which indemnity may be sought against the Company, the Initial Purchasers or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such
                                      --------------------
indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchasers or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchasers or such controlling person unless
(i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchasers or such controlling person and the indemnifying parties and the Initial Purchasers or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchasers or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchasers and controlling persons not having actual or potential differing interests with the Initial Purchasers or among themselves, which firm shall be designated in writing by Salomon Brothers Inc, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchasers, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        (c) The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchasers furnished in writing by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchasers pursuant to this paragraph (c), the Initial Purchasers shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchasers shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchasers' expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchasers may otherwise have.

        (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts received by the Initial Purchasers, in each case, as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f) Except as set forth in paragraph (b) hereof, losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers or any person controlling the Initial Purchasers, the Company, their respective directors or officers or any person controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchasers or any person controlling the Initial Purchasers, or to the Company, their respective directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

        (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchasers to purchase the Units hereunder are subject to the satisfaction of each of the following conditions:

        (a) At the time of execution of this Agreement and on the Closing Date, and the Option Closing Date, as to the Additional Units, if any, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Securities in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

        (b) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company from that set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Offering Memorandum); (ii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Offering Memorandum); and (iii) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Initial Purchasers shall have received a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(b) and in Sections 7(a), 7(c) and 7(c) hereof.

        (c) The Company shall not have failed at or prior to the Closing Date or the Option Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

        (d) Subsequent to the date as of which information is given in the Offering Memorandum, except as otherwise stated in the Offering Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Agreement) there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company or the Subsidiaries not contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Agreement) which in the opinion of the Initial Purchasers, would adversely affect the market for the Securities or (ii) any event or development relating to or involving the Company, or any officer or director of the Company which makes any statement made in the Offering Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Agreement) untrue or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, adversely affect the market for any of the Securities.

        (e) The Offering Memorandum shall have been printed and copies thereof distributed to the Initial Purchasers in such quantities as shall have been previously specified by them not later than 9:00 a.m. New York City time, on January 14, 1998, or at such later date and time as the Initial Purchasers may approve in writing.

        (f) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Holland & Hart LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers and

Merrill Lynch, to the effect that:

        (i) Each of the Company and USA is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum;

        (ii) All the outstanding shares of capital stock of USA have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, free and clear of any security interest, lien, adverse claim, equity or other encumbrance;

        (iii) All the shares of capital stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights except as described in the Offering Memorandum, such opinion to be given in reliance upon the Certificate;

        (iv) The Company has full corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents and to issue, sell and deliver the Units pursuant to this Agreement;

        (v) This Agreement has been duly authorized and validly executed and delivered by the Company;

        (vi) The Indenture has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); no qualification of the Indenture under the TIA is required in connection with the offer and sale of the Series A Notes contemplated hereby or in connection with the Exempt Resales; the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

        (vii) The Units have been duly and validly authorized by the Company; the Series A Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

        (viii) The Series B Notes have been duly authorized by the Company;

        (ix) The Notes Registration Rights Agreement has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Notes Registration Rights Agreement by the Initial Purchasers), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

        (x) The Escrow Agreement has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Escrow Agreement by the Escrow Agent and any other party thereto other than the Company), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general equitable principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

        (xi) The Pledge Agreement has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Pledge Agreement by the Collateral Agent), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

        (xii) The Warrant Agreement has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

        (xiii) The Warrants have been duly authorized by the Company and, when executed and countersigned in accordance with the terms of the Warrant Agreement and upon (A) delivery to the Initial Purchasers against payment therefor of the Initial Warrants in accordance with the terms hereof, (B) delivery to the applicable purchasers against payment therefor of the Additional Warrants, if any, in accordance with the terms hereof, delivery to the Holders of the Initial Series A Notes of the Contingent Warrants in accordance with the terms of the Warrant Agreement, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

        (xiv) The Warrant Shares to be issued upon the exercise of the Warrants have been duly authorized and reserved for issuance by the Company and, when issued and delivered against payment of the exercise price as provided in the Warrant Agreement, the Warrant Shares will have been validly issued and will be fully paid and nonassessable and the issuance of the Warrant Shares will not be subject to any preemptive rights;

        (xv) The Registration Agreement has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Registration Agreement by Merrill Lynch, the Initial Purchasers and the investors listed thereto), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

        (xvi) The Convertible Note Purchase Agreement has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery of the Convertible Note Purchase Agreement by Merrill Lynch), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity.

        (xvii) The Convertible Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Convertible Note Purchase Agreement and, upon delivery to Merrill Lynch of the Convertible Notes against payment therefor in accordance with the terms of the Convertible Note Purchase Agreement, the Convertible Notes will be entitled to the benefits of the Convertible Note Purchase Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Convertible Note Purchase Agreement by Merrill Lynch), subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such principles are enforceable at law or equity.

        (xviii) None of (A) the issuance, offer, sale or delivery of the Units,
(B) the execution, delivery or performance of this Agreement or the other Operative Documents, or (C) the consummation by the Company of the transactions contemplated hereby or thereby, (1) requires any consent, approval, authorization or other order of, or registration or filing with, any United States federal, state or local court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection under the securities or Blue Sky laws of various jurisdictions and except as may be required under the Communications Act of 1934, as amended by the Telecommunications Act of 1996 or the rules, regulations and written policies of the FCC ("U.S. Telecommunications Law") as to which no opinion is
                      ---------------------------
given), (2) conflicts with or constitutes a breach of, or a default under, the certificate of incorporation or by-laws of the Company or USA, (3) conflicts with or constitutes a breach of, or a default under, any agreement, indenture, lease or other instrument, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, which is identified as material to the Company and the Subsidiaries, taken as a whole, as set forth in an Officers' Certificate attached as an exhibit to such opinion (the "Exhibit"), and which has not been waived prior to
                              -------
the date of such opinion, (4) violates the Delaware General Corporation Law or any U.S. federal (other than U.S. Telecommunications Law of which such counsel need not express an opinion) or Colorado statute, law, regulation or filing applicable to the Company or USA or any of their respective properties, (5) to our knowledge, violates any judgment, injunction, order or decree applicable to the Company or USA or any of their respective properties or (6) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or USA pursuant to the terms of any agreement or instrument set forth in the Exhibit;

        (xix) To the knowledge of such counsel, there are no material agreements, contracts, indentures, leases or other instruments, that are not described in the Offering Memorandum (or any amendment or supplement thereto);

        (xx) The statements under the captions "Description of Capital Stock," "Description of Units," "Description of Notes," "Description of Warrants," "Certain United States Federal Income Tax Consequences" and "Notice to Investors" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters or documents, are accurate in all material respects and present fairly the information set forth therein with respect to such legal matters and documents;

        (xxi) No registration of any of the Securities under the Securities Act is required for the sale of the Units to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales (assuming the accuracy of the Initial Purchasers' representations in Section 2 hereof and those of the Company in this Agreement and compliance by them with their respective agreements contained herein (it being understood that no opinion is being expressed as to any resale subsequent to the Exempt Resales or any resale of the Securities by any person other than the Initial Purchasers));

        (xxii) The Company is not and, after giving effect to the Offering and sale of the Units and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

        (xxiii) (A) Neither the Company nor USA is in violation in respect of its respective certificate of incorporation or by-laws, and (B) neither the Company nor any of the Subsidiaries is currently in default in the performance of any obligation, agreement or condition contained in any agreement, indenture, lease or other instrument set forth in the Exhibit, except as disclosed in the Offering Memorandum;

        (xxiv) Except as described under the caption "Litigation" in the Offering Memorandum and except as otherwise described in such opinion, to the knowledge of such counsel based solely on inquiry of local counsel, with respect to foreign proceedings and with respect to the Subsidiaries other than USA, there are no legal or governmental proceedings, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries or to which any of their respective properties is subject, that are not disclosed in the Offering Memorandum;

        (xxv) To the knowledge of such counsel, no holder of any security of the Company or any of the Subsidiaries has any right to request or demand registration of shares of Common Stock or any other security of the Company or any of the Subsidiaries because of the consummation of the transactions contemplated by this Agreement, the Warrant Agreement or the Notes Registration Rights Agreement;

        (xxvi) When the Units, Series A Notes and Warrants are issued and delivered pursuant to this Agreement, no Unit, Series A Note or Warrant will be of the same class (within the meaning of Rule 144(d)(3) under the Securities
Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system; and

        (xxvii) The Pledge Agreement creates a valid security interest in the Pledged Collateral covered thereby under the Indenture and the Notes to the extent that Article 9 of the Uniform Commercial Code of the State of New York (the "Code") is applicable thereto, securing payment of the Obligations (as defined in the Pledge Agreement). Assuming ownership by the Company of the Pledged Collateral and that the Collateral Agent has taken the Pledged Stock in good faith without notice (actual or constructive) of any adverse claim within the meaning of the Code, the Pledge Agreement, together with the delivery of any Pledged Collateral represented by certificates to the Collateral Agent in the State of New York, together with an endorsement in blank, will result in the creation and perfection of such security interest in the Pledged Collateral to the extent that Article 9 is applicable, assuming the continuous possession of such certificates thereafter in the State of New York by the Collateral Agent, subject to the qualification that (A) in the case of proceeds (as such term is defined in Section 9-306 of the Code), continuation of perfection of the Collateral Agent's security interest therein is limited to the extent set forth in Section 9-306 of the Code and (B) in the case of property that becomes Pledged Collateral after the date hereof, Section 5522 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case. No filings or recordings are required in order to perfect the security interest created under the Pledge Agreement.

        In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as set forth in paragraph (xx) above), and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Offering Memorandum (as amended or supplemented), as of its date or as of the Closing Date or the Option Date, as the case may be, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included therein).

        (g) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Lukas, Nace, Gutierrez & Sachs, communications counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers and Merrill Lynch to the effect that:

        (i) The statements under the caption "Business - Divestiture of the United States Operations" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, proceedings or documents, are accurate in all material respects and present fairly the information set forth therein with respect to such legal matters, proceedings and documents;

        (ii) The Company holds licenses (the "FCC Licenses") authorizing the use
                                              ------------
of 430 900 MHz channels for the provision of SMR services;

        (iii) The FCC Licenses have been validly issued and are in full force and effect; the FCC Licenses expire on August 16, 2006;

        (iv) Neither the Company nor USA is subject to any proceeding, or to such counsel's knowledge, any pending or threatened complaint or investigation by or before the Federal Communications Commission (the "FCC"); and
                                                         ---

        (v) None of (A) issuance, offer, sale or delivery of the Units, (B) the execution and delivery of this Agreement or the other Operative Documents or (C) the consummation by the Company of the transactions contemplated hereby or thereby, (1) requires any consent, approval or authorization of, or filing with the FCC or (2) violates or will violate the U.S. Telecommunications Law applicable to the Company and the Subsidiaries.

        (h) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Estudio Fernandez Portocarrero Canelo y Asociados, Peruvian counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers and Merrill Lynch to the effect that:

        (i) Each of CCC Holdings Peru, S.R.L., SMR Direct Peru S.R.L., Pompano S.R.L., Telecom Supply S.R.L., C-Comunica, S.A. and Transnet del Peru, S.A. (collectively, the "Peru Corporations") is a corporation or limitada duly
                    -----------------
incorporated and validly existing under the laws of Peru with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum;

        (ii) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Peru Corporations have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company indirectly through one or more of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance;

        (iii) The statements under the caption "Business - Country-by-Country Operations - Peru - Regulatory and Legal Overview" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, proceedings or documents, are accurate in all material respects and present fairly the information set forth therein with respect to such legal matters, proceedings and documents;

        (iv) The Peru Corporations hold licenses (the "Peru Licenses") authorizing the use of an aggregate of 144 800 MHz channels for the provision of SMR service;

        (v) The Peru Licenses have been validly issued and are in full force and effect;

        (vi) None of the Peru Corporations is subject to any proceeding, or to the knowledge of such counsel, any pending or threatened complaint or investigation by or before (A) the Organization for Supervision of Private Investments in Telecommunications or (B) the Ministry of Transportation, Communications, Housing and Construction;

        (vii) To the knowledge of such counsel, none of the Peru Corporations is in violation in respect of its respective certificate of incorporation, by-laws or other organizational documents; and

        (viii) None of (A) the issuance, offer, sale or delivery of the Units,
(B) the execution, delivery or performance of this Agreement or the other Operative Documents, or (C) the consummation by the Company of the transactions contemplated hereby or thereby, (1) requires any consent, approval, authorization or other order of, or registration or filing with, any Peruvian court, regulatory body, administrative agency or other governmental body, agency or official, (2) conflicts with or constitutes a breach of, or a default under, the estatutos of any of the Peru Corporations, (3) violates any Peruvian statute, law, regulation or filing applicable to Peru Corporations or any of their respective properties, (4) violates any judgement, injunction, order or decree applicable to the Peru Corporations or any of their respective properties, (5) will result in the imposition of any lien, charge or encumbrance upon any property or assets of the Peru Corporations pursuant to the terms of any agreement, or instrument to which any of them is a party or to which any of them may be bound or to which any of the property or assets of any of them is subject, except for such creations and impositions as would not have, individually or in the aggregate, a Material Adverse Effect or (6) violates the terms of any Peru Licenses;

        (i) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Estudio Izurieta Mora Bowen, Ecuadorian counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers and Merrill Lynch to the effect that:

        (i) Each of Centennial Ecuador S.A. and Brunacci Compania Ltda. (collectively, the "Ecuador Corporations") is a corporation or limitada duly
                    --------------------
incorporated and validly existing under the laws of Ecuador with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum;

        (ii) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Ecuador Corporations have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company indirectly through one or more of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance;

        (iii) The statements under the caption "Business - Country-by-Country Operations - Ecuador - Regulatory and Legal Overview" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, proceedings or documents, are accurate in all material respects and present fairly the information set forth therein with respect to such legal matters, proceedings and documents;

        (iv) The Ecuador Corporations hold licenses (the "Ecuador Licenses")
                                                          ----------------
authorizing the use of 195 800 MHz channels for the provision of SMR service and frequency contracts (the "Contracts," and together with the Ecuador Licenses,
                          ---------
the "Ecuador Approvals") relating to 180 of such channels;
     -----------------

        (v) Each of the Ecuador Licenses and the Contracts have been validly issued and are in full force and effect;

        (vi) None of the Ecuador Corporations is subject to any proceeding, or to the knowledge of such counsel, any pending or threatened complaint or investigation by or before (A) the Consejo Nacional de Telecomunicaciones or (B) the Secretaria Nacional de Telecomunicaciones;

        (vii) To the knowledge of such counsel, none of the Ecuador Corporations is in violation in respect of its respective certificate of incorporation, by-laws or other organizational documents;

        (viii) None of (A) the issuance, offer, sale or delivery of the Units,
(B) the execution, delivery or performance of this Agreement or the other Operative Documents, or (C) the consummation by the Company of the transactions contemplated hereby or thereby,
(1) requires any consent, approval, authorization or other order of, or registration or filing with, any Ecuadorian court, regulatory body, administrative agency or other governmental body, agency or official, (2) conflicts with or constitutes a breach of, or a default under, the estatutos of either of the Ecuador Corporations, (3) violates any Ecuadorian statute, law, regulation or filing applicable to the Ecuador Corporations or any of their respective properties, (4) violates any judgement, injunction, order or decree applicable to the Ecuadorian Corporations or any of their respective properties,
(5) will result in the imposition of any lien, charge or encumbrance upon any property or assets of the Ecuador Corporations pursuant to the terms of any agreement, or instrument to which any of them is a party or to which any of them may be bound or to which any of the property or assets of any of them is subject, except for such creations and impositions as would not have, individually or in the aggregate, a Material Adverse Effect or (6) violates the terms of any of the Ecuador Licenses or the Contracts;

        (j) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Maples and Calder, Cayman Islands counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers and Merrill Lynch to the effect that:

        (i) Each of the Cayman Entities is an exempted company duly incorporated and validly existing as a company limited by shares under the laws of the Cayman Islands with full corporate power and authority under the laws of the Cayman Islands to own, lease and operate its properties and to conduct its business in accordance with its Memorandum and Articles of Association;

        (ii) According to the corporate records in our possession, 100 shares in SMR Direct Cayman Corp. have been issued to the Company and 100 shares in Centennial Cayman Corp. have been issued to the Company, and such shares constitute all of the outstanding shares of each company. Such shares have been duly authorized and validly issued, and, assuming they have been paid for in full, are fully paid and nonassessable;

        (iii) Assuming the point is pleaded, in any proceedings taken in the Cayman Islands for the enforcement of the provisions of the Pledge Agreement the choice of the laws of New York as the governing law thereof will be recognized and enforced;

        (iv) Although there is not statutory enforcement in the Cayman Islands of judgements obtained in courts of New York, the courts of the Cayman Islands will recognize and enforce a foreign judgement of a court of competent jurisdiction, based on the principle that a judgement of a competent foreign court imposes on the judgement debtor an obligation to pay the sum for which judgement has been given, and provided such judgement is final, conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and was not obtained in a manner, and is not of a kind of enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Proceedings may be stayed by a Cayman Islands court if concurrent proceeding are being brought elsewhere;

        (v) The Pledge Agreement is in proper legal from under the laws of the Cayman Islands for the enforcement thereof in the courts of the Cayman Islands (subject to payment of applicable stamp duty in respect thereof);

        (vi) State Street Bank and Trust Company would, in principle, have the right to sue as a plaintiff in the courts of the Cayman Islands in respect of the Pledge Agreement and would not be subject to any conditions which are not applicable to persons within the jurisdiction of the Cayman Islands, although, as a person outside the jurisdiction, State Street Bank and Trust Company may be required to post security for costs; and

        (vii) Assuming that as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands) the Pledge Agreement creates a valid and binding fixed charge over the Pledge Collateral and that no further steps are required as a matter of New York law or other relevant laws (other than the laws of the Cayman Islands) to perfect such charge then (subject as specified below) the courts of the Cayman Islands will recognize such security interest over the Pledge Collateral. With respect to security over the Pledged Collateral, the priority among competing equitable interests will, if Cayman Islands domestic law is applied, be determined according to the time of creation of the equitable interests and, accordingly, the security over the Pledged Collateral, to the extent only an equitable interest is created, would rank behind any pre-existing equitable interest in the Pledged Collateral. Such security may also rank behind any security interest granted over the Pledged Collateral in the nature of a legal mortgage and a bona fide purchaser for value of the Pledged Collateral without notice of the security could obtain good title to the Pledged Collateral. We would point out, however, that, in the light of the English decisions in MacMillan Inc. v. Bishopsgate Trust (No. 3) [1996] 1
                         -------------------------------------------
W.L.R. 387 (which would be persuasive, though technically not binding, in the courts of the Cayman Islands) it does not necessarily follow that, as a matter of Cayman Islands conflict of laws rules, priorities of competing interests in the Pledged Collateral will be determined according to Cayman Islands domestic rules as the jurisdiction of incorporation of the relevant company since that case suggests that in certain circumstances the issue of priority may be determined according to the laws of the jurisdiction where the register of members of a company is situated or the laws of the jurisdiction where the relevant share certificates are situated. Save as aforesaid, no filing, registration or other action is necessary in the Cayman Islands to effect or perfect the security granted in respect of the Pledged Collateral pursuant to the Pledge Agreement although notice to the Cayman Entities of the Pledge Agreement should be given since in certain circumstances notice to the Cayman Entities could affect priority. We would also note that the holders of an equitable mortgage or charge over shares in a Cayman Islands company may obtain temporary protection from the Cayman Islands courts by means of a stop notice preventing the registration of the transfer of or payment of dividends on the shares without the company first giving notice to the secured party, thus enabling the secured party to then apply to the court for an injunction restraining registration of the transfer of the shares or payment of the dividend.

        (k) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers and Merrill Lynch, with respect to the Offering Memorandum and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such certificates, documents and information as they may reasonably request to enable them to pass upon such matters.

        (l) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date or the Option Closing Date, as the case may be, from Arthur Andersen, LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

        (m) The Initial Purchasers shall have received a certified check or a wire transfer of immediately available funds, in the amount of $350,000, from the Company, representing fees for advisory services rendered to the Company in connection with the Convertible Note Offering.

        (n) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

        (o) The Company and the Trustee shall have entered into the Indenture and each of the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

        (p) The Company shall have executed the Notes Registration Rights Agreement and each of the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

        (q) The Company and the Collateral Agent shall have entered into the Pledge Agreement and each of the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

        (r) The Company and the Warrant Agent shall have entered into the Warrant Agreement and each of the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

        (s) The Company and the Escrow Agent shall have entered into the Escrow Agreement and each of the Initial Purchasers shall have received counterparts, conformed as executed thereof.

        (t) The Registration Agreement shall have been executed by the Company and the investors holding at least 51% of the Company's capital stock listed thereto and each of the Initial Purchasers shall have received counterparts, conformed as executed thereof.

        (u) The Units, Series A Notes, Warrants and Warrant Shares shall have been approved for trading on PORTAL.

        (v) The Senior Note Conversion and the Senior Note Release shall be consummated prior to, or simultaneously with, the closing of the offering of Initial Units and the Convertible Notes on substantially the terms described in the Offering Memorandum.

        (w) The Convertible Note Offering shall be consummated prior to, or simultaneously with, the closing of the offering of Initial Units on substantially the terms described in the Offering Memorandum and the Initial Purchasers shall have received counterparts, conformed as executed of the Convertible Note Purchase Agreement and the Convertible Notes and such other documentation as they deem necessary to evidence the consummation thereof.

        (x) Each holder of shares of (i) Common Stock, (ii) Series A Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred")
                                                       ------------------
(iii) Series B Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred"), (iv) Senior Secured Convertible Notes due 2002 (the
 ------------------
"Existing Notes") of the Company and/or (v) Series C Preferred Stock, par value
 --------------
$0.01 per share, of the Company (the "Series C Preferred") shall have waived
                                      ------------------
permanently all of their preemptive and similar rights that may be applicable or relate to (1) the transactions contemplated by this Agreement, (2) the exercise of the Warrants and (3) the issuance of the Warrant Shares and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof.

        (y) The Certificate of Designations with respect to the Series A Preferred, the Series B

Preferred and the Series C Preferred shall have been amended to provide that no shares of Series A Preferred, Series B Preferred or Series C Preferred will be required to be redeemed prior to January 1, 2006 and the Company shall deliver to the Initial Purchasers copies of the amendments to the Certificates of Designations required under Delaware law to be filed in order to effect such amendments, in each case, as certified by the Secretary of State of the State of Delaware. All corporate action (including, without limitation, shareholder action) necessary in connection with the amendment of the Certificate of Designations of the Series A Preferred, the Series B Preferred and the Series C Preferred shall have been taken and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the taking thereof.

        (z) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers. Any certificate or document signed by any officer of the Company and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the statements made therein. Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(f) and 7(k) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

        8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, the Status Report, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, the Status Report, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the application for quotation of the Units, Series A Notes, Warrants and Warrant Shares on the PORTAL market;
(vi) the qualification of the Units, Series A Notes and Warrants for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 4(e) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Company of its obligations under the Notes Registration Rights Agreement; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. The Company hereby agrees that it will pay in full on the Closing Date and the Option Closing Date the fees and expenses referred to in clause (vi) of this Section 8 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel or wire transfer of immediately available funds in the requisite amount.

        9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

        10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Company, by notice to the Company, if prior to the delivery and payment for the Securities, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in the United States or New York shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities or other U.S. or international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Units on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Units by the Initial Purchasers. Notice of such termination may be given to the Company by telecopy or telephone and shall be subsequently confirmed by letter.

        11. Information Furnished by the Initial Purchasers. The statements set forth in (i) the stabilization legend on the inside front cover and the last paragraph on the cover page of the Preliminary Offering Memorandum and Offering Memorandum and (ii) the first, third and fourth sentence of the third paragraph, and the fourth sentence of the fourth paragraph under the caption entitled "Plan of Distribution" of the Preliminary Offering Memorandum and the Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

        12. Miscellaneous. Except as otherwise provided in Sections 4, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 1610 Wynkoop Street, Suite 300, Denver, Colorado 80202, Attention:
Chief Financial Officer, or (ii) if to the Initial Purchasers, to Salomon Brothers Inc, 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division.

        This Agreement has been and is made solely for the benefit of the Initial Purchasers and the Company, their respective directors, their respective officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Securities in his status as such purchaser.

        13. Applicable Law; Counterparts; Facsimile. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof.


        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto. This Agreement may be executed by facsimile.

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.


                                                  Very truly yours,

                                                  Centennial Communications Corp


                                                  By:   /s/ Bernard G. Dvorak
                                                     --------------------------
                                                        Name: Bernard G. Dvorak
                                                        Title:Chief Financial
                                                              Officer

Confirmed as of the date first
above mentioned.

Salomon Brothers Inc



By:  /s/ Shelley L. Sporleder
     -----------------------------
     Name: Shelley Sporleder
     Title: Vice President


Prudential Securities Incorporated



By:  /s/ George Alex
     -----------------------------
     Name:  George Alex
     Title:  Managing Director

                                  SCHEDULE I


                        CENTENNIAL COMMUNICATIONS CORP.



Initial Purchaser                       Number of Units
-----------------                       ---------------


Salomon Brothers Inc                             28,000

Prudential Securities Incorporated               12,000
                                                 ------

        Total                                    40,000
                                                 ======

                                  SCHEDULE II



                                 SUBSIDIARIES



SMR Direct USA, Inc.
SMR Direct Cayman Corp.
Centennial Cayman Corp.
CCC Holdings Peru, S.R.L.
Centennial Cayman Corp. Chile, Ltda.
Radioservicios Moviles, S.A.
Centennial Ecuador, S.A.
Centennial Telecomunicacions de Venezuela, S.A.
SMR Direct Peru, S.R.L.
Pompano, S.R.L.
C-Comunica S.A.
Telecom Supply S.R.L.
Brunacci Compania Ltda.
Transnet del Peru, S.A.
Chilean entity (subject to confidentiality restrictions)

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                                   EXHIBIT A



                      NOTES REGISTRATION RIGHTS AGREEMENT






















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